Exhibit 99.1

Molson Coors Reports Lower Second Quarter Underlying After-Tax Income and EBITDA, Driven By a Higher Tax Rate and Unfavorable Foreign Currency; Underlying Pretax Earnings in Constant Currency Increased 5.9%

Second Quarter 2015 Highlights (1)

  Net sales: $1.006 billion, decreased 15.4% on a reported basis, and decreased 3.3% in constant-currency
  Net sales per HL: $116.63, decreased 14.4%, or decreased 2.2% in constant-currency
  Worldwide beer volume: 16.3 million hectoliters, decreased 1.9%; Coors Light volume declined 2.3% worldwide
  U.S. GAAP net income from continuing operations attributable to MCBC: $229.3 million ($1.23 per diluted share), decreased 21.1%
  Underlying pretax income: $327.9 million, decreased 0.9%, but increased 5.9% in constant-currency
  Underlying after-tax income: $263.8 million ($1.41 per diluted share), decreased 9.9%
  Underlying EBITDA (earnings before interest, taxes, depreciation and amortization): $455.3 million, decreased 4.4%

DENVER & MONTREAL--(BUSINESS WIRE)--August 6, 2015--Molson Coors Brewing Company (NYSE: TAP; TSX: TPX) today reported a 9.9 percent decrease in underlying after-tax income for the second quarter 2015, driven by a higher tax rate and unfavorable foreign currency movements compared to a year ago. On a U.S. GAAP basis, the company reported a 21.1 percent decline in net income to $229.3 million, due to higher special and other non-core net charges, a higher tax rate and unfavorable currency movements.

Molson Coors president and chief executive officer Mark Hunter said, “In the 2nd quarter, our underlying pretax earnings on a constant-currency basis increased 5.9 percent, driven by positive net pricing, along with results of cost savings initiatives. Due to a higher tax rate and unfavorable foreign currency, our underlying after-tax income decreased 9.9 percent. We increased gross margins in the U.S., Canada and Europe and grew net sales revenue (NSR) per hectoliter in the U.S. and Canada in local currency. Overall Europe NSR per hectoliter declined in local currency, but if we exclude the impact of the terminated Modelo and Heineken contracts, NSR per hectoliter increased in all of our major Europe markets apart from Serbia. We also expanded global underlying operating margins, driven by our U.S. and Canada businesses. In the quarter, we continued to implement our strategy of driving brand-led profit growth, meaningful cash generation and disciplined cash and capital allocation. We have invested consistently behind our core brands, with Coors Light in the USA growing share of segment; we made progress in transforming our portfolio toward above-premium, craft and cider; we expanded the depth and reach of our international brands in fast-growing markets; and we increased our commercial capability. Additionally this year, we have repatriated Staropramen lager to our U.K. portfolio, and purchased the Mount Shivalik Breweries business in India and the Rekorderlig cider brand distribution rights in the U.K. and Ireland. These acquisitions give us high-potential platforms to grow our business in key markets. We also made the decision to substantially restructure our China business as we focus on accelerating the performance of our overall International business, and we have closed our Alton brewery in the U.K. as we continue to restructure our U.K. supply chain."

Mark continued, "Additionally, we remained resolute on utilizing PACC as our key business-decision framework, using our cash to reward investors and ensure a healthy balance sheet, reducing costs to provide front-end firepower, and placing smart bets that deliver brand-led growth opportunities. Our strategy is underpinned by highly engaged, passionate and inspired people with the ambition to be First Choice in the eyes of our consumers and customers. This progress in the quarter was against the backdrop of continued volume pressure in our largest markets, significant impact from foreign currency movements, a higher tax rate, and terminations of business contracts in the U.K. and Canada, as previously communicated."

Underlying EBITDA and Free Cash Flow

Underlying EBITDA was $455.3 million in the second quarter, a 4.4 percent decrease from a year ago due to unfavorable foreign currency movements.

Underlying free cash flow through the second quarter of 2015 was $241.1 million. This represents a decrease of $90.6 million from the prior year, driven by lower underlying after-tax income, negative foreign currency and less benefit from working capital changes, including higher cash paid for taxes.

Stock Repurchases

In the second quarter, the Company repurchased 672,264 shares of its Class B Common stock at an average price of $74.38 under its $1 billion, four-year stock repurchase program, which was authorized by the Company's board in February this year. Early in the third quarter, the Company used an additional $50 million of cash for Class B Common stock repurchases.

Worldwide Volume

Worldwide beer volume of 16.3 million hectoliters in the second quarter decreased 1.9 percent versus the prior year.

Foreign Exchange

The Company’s second quarter underlying consolidated pretax income includes the negative effect of foreign currency movements totaling $22.4 million. Negative currency impacts in the quarter were $11.8 million in Canada, $11.5 million in Europe, and $1.1 million in International. Foreign currency movements were $2.0 million positive in Corporate.

Effective Income Tax Rates

The Company’s second quarter effective income tax rate was 20.1 percent on a reported basis and 18.9 percent on an underlying basis. On a reported and an underlying basis, the effective tax rate was higher than prior year primarily due to a discrete tax benefit resulting from the finalization of an advanced pricing agreement in the prior year.

Debt

Total debt at the end of the second quarter was $3.138 billion, and cash and cash equivalents totaled $413.8 million, resulting in net debt of $2.724 billion, which is $430.4 million lower than the prior year.

Second Quarter Business Segment Results

The following are the Company’s second quarter 2015 results by business segment:

United States Business (MillerCoors)(2)

Molson Coors underlying U.S. segment equity income increased 8.0 percent to $205.5 million in the quarter.

MillerCoors Operating and Financial Highlights

MillerCoors underlying net income for the quarter increased 9.3 percent to $487.2 million, driven by lower brewing and packaging materials and fuel costs, as well as higher net pricing and supply chain cost savings.

MillerCoors domestic sales-to-retailers volume (STRs) declined 3.2 percent for the quarter. Domestic sales-to-wholesalers volume (STWs) decreased 1.6 percent. Domestic net revenue per hectoliter, which excludes contract brewing and company-owned-distributor sales, grew 1.7 percent due to favorable net pricing and positive sales mix. Total company net revenue per hectoliter, including contract brewing and company-owned-distributor sales, increased 1.4 percent. Contract brewing volumes decreased 1.4 percent.

Cost of goods sold (COGS) per hectoliter decreased 1.7 percent, driven by lower delivered aluminum pricing, lower malt and corn input costs, reduced fuel expense and supply chain cost savings. The reduction in total COGS per hectoliter was partially offset by brewery inflation, higher costs associated with brand innovation and lower fixed-cost absorption due to lower volumes. Marketing, general and administrative (MG&A) expense decreased 1.1 percent, driven by lower marketing investment, particularly on Miller Fortune, partially offset by higher technology investments.

Depreciation and amortization expenses for MillerCoors were $77.4 million in the second quarter, and additions to tangible and intangible assets totaled $78.4 million in the second quarter.

Canada Business

Canada underlying pretax income decreased 5.5 percent to $114.3 million in the quarter due to negative foreign currency movements. A decrease in the Canadian dollar versus the U.S. dollar resulted in an $11.8 million negative foreign currency impact on underlying pretax income in the quarter. On a constant-currency basis, underlying pretax income increased 4.3 percent, driven by positive net pricing and sales mix, along with substantial cost savings.

STRs decreased 8.1 percent on a reported basis in the second quarter, with approximately half of the decline due to the termination of the Miller brands license agreement earlier this year. Excluding the Miller brands from our results this year and last year(3), our market share declined approximately one and a half points. Molson Coors Canada sales volume decreased 6.6 percent in the second quarter. Net sales per hectoliter increased 4.1 percent in local currency, driven by positive net pricing and mix.

COGS per hectoliter increased 0.9 percent in local currency, due to volume deleverage, mix shift to higher-cost products, and input cost inflation, partially offset by cost savings. MG&A expense decreased 3.8 percent in local currency, driven by lower brand amortization costs.

Europe Business

Europe underlying pretax income decreased 21.5 percent to $68.1 million in the quarter, primarily due to unfavorable foreign currency movements and the termination of contracts in the U.K. On a constant-currency basis, underlying pretax income decreased 8.3 percent, due to the termination of our Modelo brands and Heineken brewing contracts in the U.K. earlier this year. Excluding the impact of the terminated contracts, our Europe constant-currency pretax income would have increased in the quarter, driven by higher sales volume, positive pricing and lower costs. Foreign currency movements negatively impacted underlying results by $11.5 million.

Europe sales volume decreased 1.1 percent, due to the termination of the Modelo brands contract in the U.K. Europe net sales per hectoliter decreased 2.6 percent in local currency, primarily due to the loss of the Modelo brands in the U.K., lower contract brewing volume and negative mix. Despite the overall decline, if we exclude the impact of the terminated Modelo and Heineken contracts, we increased net sales per hectoliter in all of our major Europe markets apart from Serbia.

COGS per hectoliter decreased 3.3 percent in local currency, driven by the elimination of Modelo brand costs and lower contract brewing volume in the U.K., along with geographic mix shift and lower supply chain costs.

MG&A expense increased 0.5 percent in local currency, driven by higher marketing investments due to quarterly timing, partially offset by lower overhead costs.

International Business

The International segment posted an underlying pretax loss of $5.8 million in the second quarter, versus a loss of $3.7 million a year ago, due to the recognition of $3.6 million of price promotion expense, which was driven by our decision to substantially restructure our business in China, along with negative foreign currency movements and geographic mix. These factors were partially offset by higher volume and lower marketing investments. Foreign currency movements negatively impacted underlying pretax results by $1.1 million.

Total International sales volume, including royalty volume, increased 17.8 percent, driven by triple-digit volume growth in India due to strong volume performance of our existing business and our acquisition of Mount Shivalik Breweries earlier this year, along with double-digit Coors Light growth in Latin America. Net sales per hectoliter decreased 35.0 percent, primarily due to the recognition of price promotion expenses related to substantially restructuring our business in China, as well as geographic mix changes and foreign currency movements.

COGS per hectoliter decreased 22.8 percent, due to sales mix changes and foreign currency movements. International MG&A expense decreased 22.0 percent, due to lower marketing investments.

Corporate

Underlying Corporate pretax loss totaled $54.2 million for the second quarter, a $9.3 million decrease versus a $63.5 million loss in the prior year, driven by lower interest expense and a gain on the sale of a non-operating asset.

Special and Other Non-Core Items(4)

The following special and other non-core items have been excluded from underlying results.

During the quarter, Molson Coors recognized a net special charge of $33.7 million. This charge was driven by $9.3 million of charges associated with the closure of our Alton brewing facility in the U.K. during the quarter and a $29.4 million expense related to the repatriation of the exclusive distribution rights for the Staropramen brand in the U.K. after terminating our agreement with Carlsberg. Additionally, we incurred $8.2 million of charges related to the closure of a bottling line within our Toronto brewery as part of a strategic review of our Canadian supply chain network and $6.4 million of charges in our International segment related to management’s decision to substantially restructure our business in China. These charges were partially offset by $19.4 million of income related to the early termination of our contract brewing agreement with Heineken.

MillerCoors did not incur special charges in the quarter.

Other non-core items resulted in a $4.2 million loss, which was driven by unrealized mark-to-market net losses on commodity hedges.

2015 Second Quarter Conference Call

Molson Coors Brewing Company will conduct an earnings conference call with financial analysts and investors at 11:00 a.m. Eastern Time today to discuss the Company’s 2015 second quarter results. The Company will provide a live webcast of the earnings call.

The Company will also host an online, real-time webcast of an Investor Relations Follow-up Session with financial analysts and institutional investors at 1:00 p.m. Eastern Time. Both webcasts will be accessible via the Company’s website, www.molsoncoors.com. Online replays of the webcasts will be available until 11:59 p.m. Eastern Time on November 5, 2015. The Company will post this release and related financial statements on its website today.

Upcoming Investor Webcasts

The Company will host an online, real-time webcast in September at the following event:

Mark Hunter, Molson Coors President and CEO and Gavin Hattersley, Molson Coors CFO, will present at the Barclays Global Consumer Staples Conference in Boston on Thursday, September 10, 2015, at 9:45 a.m. Eastern Time.

A live webcast of this event will be accessible via the Molson Coors Brewing Company website, www.molsoncoors.com, on the Investors page. An online replay of the presentation webcast will be available within two hours after the presentation.

Footnotes:

(1) The Company calculates non-GAAP underlying after-tax income, underlying EBITDA and underlying free cash flow results by excluding special and other non-core items from the nearest U.S. GAAP performance measure, which is net income from continuing operations attributable to MCBC for both underlying after-tax income and underlying EBITDA and net cash provided by operating activities for underlying free cash flow. In addition, constant-currency results exclude the impact of foreign currency movements. For further details regarding these adjustments, please see the section “Special and Other Non-Core Items,” along with tables for reconciliations to the nearest U.S. GAAP measures. Unless otherwise indicated, all $ amounts are in U.S. Dollars, and all quarterly comparative results are for the Company’s second quarter ended June 30, 2015, compared to the second quarter ended June 30, 2014. Additionally, all per-hectoliter calculations exclude contract brewing and non-owned factored beverage volume in the denominator but include the financial impact of these sales in the numerator, unless otherwise indicated. Some numbers may not sum due to rounding.

(2) MillerCoors, a U.S. joint venture of Molson Coors Brewing Company and SABMiller plc, was launched on July 1, 2008. Molson Coors has a 42 percent economic interest in MillerCoors, which is accounted for using the equity method. Molson Coors’ interest in MillerCoors results, along with certain adjustments under U.S. GAAP, is reflected in “Equity Income in MillerCoors.” This release includes reconciliation from MillerCoors Net Income to Molson Coors Brewing Company Equity Income in MillerCoors and Non-GAAP U.S. Segment Underlying Pretax Income (see Table 6).

(3) Excludes Miller brands from our Canada STR results in second quarter 2014 and 2015. On March 31, 2015, our licensing agreement with Miller Brewing Company ("Miller") was terminated, and control of the brands reverted to Miller International.

(4) See table 2 for the impact of specials and other non-core items by segment.

Overview of Molson Coors

Molson Coors Brewing Company is a leading global brewer delivering extraordinary brands that delight the world's beer drinkers. It brews, markets and sells a portfolio of leading premium brands such as Coors Light, Molson Canadian, Carling, Staropramen and Blue Moon across The Americas, Europe and Asia. It operates in Canada through Molson Coors Canada; in the US through MillerCoors; across Europe through Molson Coors Europe; and outside these core markets through Molson Coors International. The company has been listed on the Dow Jones Sustainability World Index for the past four years and was named global Beverage Sector Leader in 2012 and 2013. Molson Coors is constantly looking for ways to improve its Beer Print. For more information on Molson Coors Brewing Company visit the company's Web site, http://molsoncoors.com.

About Molson Coors Canada Inc.

Molson Coors Canada Inc. (MCCI) is a subsidiary of Molson Coors Brewing Company. MCCI Class A and Class B exchangeable shares offer substantially the same economic and voting rights as the respective classes of common shares of MCBC, as described in MCBC’s annual proxy statement and Form 10-K filings with the U.S. Securities and Exchange Commission. The trustee holder of the special Class A voting stock and the special Class B voting stock has the right to cast a number of votes equal to the number of then outstanding Class A exchangeable shares and Class B exchangeable shares, respectively.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” "expect,” "intend,” "anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, impact of increased competition resulting from further consolidation of brewers, competitive pricing and product pressures; health of the beer industry and our brands in our markets; economic conditions in our markets; additional impairment charges; our ability to maintain manufacturer/distribution agreements; changes in our supply chain system; availability or increase in the cost of packaging materials; success of our joint ventures; risks relating to operations in developing and emerging markets; changes in legal and regulatory requirements, including the regulation of distribution systems; fluctuations in foreign currency exchange rates; increase in the cost of commodities used in the business; the impact of climate change and the availability and quality of water; loss or closure of a major brewery or other key facility; our ability to implement our strategic initiatives, including executing and realizing cost savings; our ability to successfully integrate newly acquired businesses; pension plan costs; failure to comply with debt covenants or deterioration in our credit rating; our ability to maintain good labor relations; our ability to maintain brand image, reputation and product quality; lack of full-control over the operations of MillerCoors; and other risks discussed in our filings with the SEC, including our most recent Annual Report on Form 10-K, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Measures

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America ("U.S. GAAP"), we also present pretax and after-tax "underlying income," "underlying effective tax rate," "underlying free cash flow," and "constant-currency," which are non-GAAP measures and should be viewed as supplements to (not substitutes for) our results of operations presented under U.S. GAAP. We also present underlying earnings before interest, taxes, depreciation, and amortization ("underlying EBITDA") as a non-GAAP measure. Our management uses underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant-currency as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that underlying income, underlying EBITDA, underlying effective tax rate, underlying free cash flow and constant-currency performance are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. These adjustments consist of special items from our U.S. GAAP financial statements as well as other non-core items, such as acquisition and integration related costs, unrealized mark-to-market gains and losses, and gains and losses on sales of non-operating assets, included in our U.S. GAAP results that warrant adjustment to arrive at non-GAAP results. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Reconciliations to Nearest U.S. GAAP Measure Molson Coors Brewing Company and Subsidiaries Table 1: Underlying After-Tax Income ($ In millions, except per share data) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014
U.S. GAAP: Net income attributable to MCBC from continuing operations	$229.3	$290.7
Per diluted share	$1.23	$1.56
Add/(less):
Special items, net	33.7	2.7
42% of MillerCoors special items, net of tax(1)	—	0.2
Unrealized mark-to-market (gains) and losses(2)	4.2	(1.4)
Tax effects on special and non-GAAP items	(3.4)	0.5
Non-GAAP: Underlying after-tax income	$263.8	$292.7
Per diluted share	$1.41	$1.57
(1)	Included in equity income in MillerCoors.

(2)	In Q2 2015, net unrealized losses of $4.2 million included in cost of goods sold. In Q2 2014, $1.4 million gain included in cost of goods sold.

Molson Coors Brewing Company and Subsidiaries Table 2: Underlying Pretax Income (Loss) ($ In millions) (Unaudited)

	Business					Total
	Canada	U.S.	Europe	MCI	Corporate	Consolidated
U.S. GAAP: 2015 2nd Q income (loss) from continuing operations before income taxes	$106.1	$205.5	$49.0	$(12.2)	$(58.4)	$290.0
Add/(less):
Special items, net	8.2	—	19.1	6.4	—	33.7
Unrealized mark-to-market (gains) and losses(1)	—	—	—	—	4.2	4.2
Non-GAAP: 2015 2nd Q underlying pretax income (loss)	$114.3	$205.5	$68.1	$(5.8)	$(54.2)	$327.9
Percent change 2015 2nd Q vs. 2014 2nd Q underlying pretax income (loss)	(5.5)%	8.0%	(21.5)%	(56.8)%	14.6%	(0.9)%
U.S. GAAP: 2014 2nd Q income (loss) from continuing operations before income taxes	$120.8	$190.1	$84.5	$(3.7)	$(62.4)	$329.3
Add/(less):
Special items, net	0.1	—	2.3	—	0.3	2.7
42% of MillerCoors special items, net of tax(2)	—	0.2	—	—	—	0.2
Unrealized mark-to-market (gains) and losses(1)	—	—	—	—	(1.4)	(1.4)
Non-GAAP: 2014 2nd Q underlying pretax income (loss)	$120.9	$190.3	$86.8	$(3.7)	$(63.5)	$330.8
(1)	In Q2 2015, net unrealized losses of $4.2 million included in cost of goods sold. In Q2 2014, $1.4 million gain included in cost of goods sold.

(2)	Included in equity income in MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 3: Underlying EBITDA ($ In millions) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015	June 30, 2014	% change	June 30, 2015	June 30, 2014	% change
U.S. GAAP: Net income attributable to MCBC from continuing operations	$229.3	$290.7	(21.1)%	$308.5	$456.0	(32.3)%
Add: Net income (loss) attributable to noncontrolling interests	2.3	2.2	4.5%	3.8	1.7	123.5%
U.S. GAAP: Net income (loss) from continuing operations	$231.6	$292.9	(20.9)%	$312.3	$457.7	(31.8)%
Add: Interest expense (income), net	30.6	36.2	(15.5)%	59.8	71.6	(16.5)%
Add: Income tax expense (benefit)	58.4	36.4	60.4%	71.2	41.2	72.8%
Add: Depreciation and amortization	81.4	77.2	5.4%	158.9	158.4	0.3%
Adjustments included in underlying income(1)	37.9	1.3	N/M	46.4	(62.1)	(174.7)%
Adjustments to arrive at underlying EBITDA(2)	(16.6)	—	N/M	(28.4)	(4.9)	N/M
Adjustments to arrive at underlying EBITDA related to our investment in MillerCoors(3)	32.0	32.2	(0.6)%	63.7	65.5	(2.7)%
Non-GAAP: Underlying EBITDA	$455.3	$476.2	(4.4)%	$683.9	$727.4	(6.0)%

N/M = Not meaningful

(1)	Includes adjustments to non-GAAP underlying income within the table above related to special and non-core items.

(2)	Represents adjustments to remove amounts related to interest, depreciation and amortization included in the adjustments to non-GAAP underlying income above, as these items are added back as adjustments to net income attributable to MCBC from continuing operations.

(3)	Adjustments to our equity income from MillerCoors, which include our proportionate share of MillerCoors' interest, income tax, depreciation and amortization, special items, and amortization of the difference between the MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors.

Molson Coors Brewing Company and Subsidiaries Table 4: Underlying Free Cash Flow ($ In millions) (Unaudited)

		Six Months Ended
		June 30, 2015	June 30, 2014
U.S. GAAP:	Net Cash Provided by (Used In) Operating Activities	$198.1	$576.0
Less:	Additions to properties(1)	(139.8)	(126.4)
Less:	Investment in MillerCoors(1)	(758.1)	(764.4)
Add:	Return of capital from MillerCoors(1)	692.9	691.9
Add/(Less):	Cash impact of special items(2)	17.5	(49.7)
Add:	Discretionary pension contribution(3)	227.1	—
Add:	MillerCoors investments in businesses(4)	3.4	1.3
Add:	MillerCoors cash impact of Special items(4)	—	3.0
Non-GAAP:	Underlying Free Cash Flow	$241.1	$331.7
(1)	Included in net cash used in investing activities.

(2)	Included in net cash provided by (used in) operating activities and primarily reflects termination fees received and paid, as well as costs paid for the Alton brewery closure and restructuring activities.

(3)	Discretionary cash contribution of $227.1 million made to our U.K. pension plan.

(4)	Amounts represent our proportionate 42% share of the cash flow impacts.

MillerCoors LLC Table 5: Underlying Net Income Attributable to MillerCoors ($ In millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
U.S. GAAP: Net income attributable to MillerCoors	$487.2	$445.2	$791.8	$736.4
Add: Special items, net of tax	—	0.5	—	1.2
Non-GAAP: Underlying net income attributable to MillerCoors	$487.2	$445.7	$791.8	$737.6

Molson Coors Brewing Company and Subsidiaries Table 6: Underlying Equity Income in MillerCoors ($ In millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
U.S. GAAP: Net Income Attributable to MillerCoors	$487.2	$445.2	$791.8	$736.4
Multiply: MCBC economic interest	42%	42%	42%	42%
MCBC proportionate share of MillerCoors net income(1)	$204.6	$187.0	$332.6	$309.3
Add: Amortization of the difference between MCBC contributed cost basis and proportionate share of the underlying equity in net assets of MillerCoors(2)	1.3	1.2	2.4	2.3
Add: Share-based compensation adjustment(1)(3)	(0.4)	1.9	(0.2)	1.3
U.S. GAAP: Equity Income in MillerCoors	$205.5	$190.1	$334.8	$312.9
Add: MCBC proportionate share of MillerCoors special items, net of tax	—	0.2	—	0.5
Non-GAAP: Underlying Equity Income in MillerCoors	$205.5	$190.3	$334.8	$313.4
(1)	The sum of the quarterly proportionate share of MillerCoors net income and share-based compensation adjustment amounts may not agree to the year-to-date amounts due to rounding.

(2)	Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture, which is less than our proportionate share of underlying equity (42%) of MillerCoors (contributed by both Coors Brewing Company and Miller Brewing Company) by $659.2 million as of June 30, 2015. This basis difference, with the exception of certain non-amortizing items (goodwill, land, etc.), is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets.

(3)	The net adjustment is to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller Brewing Company employees employed by MillerCoors.

Molson Coors Brewing Company and Subsidiaries

Table 7: Constant Currency Results: Constant Currency Reporting Net Sales, U.S. GAAP Pretax
Income and Underlying Pretax Income

(Unaudited)

U.S. GAAP: Net Sales (In millions)

	Three Months Ended
	June 30, 2015	June 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$444.9	$516.5	(13.9)%	$(57.1)	(2.8)%
Europe	524.8	629.4	(16.6)%	(81.3)	(3.7)%
MCI	37.2	43.7	(14.9)%	(4.9)	(3.7)%
Corporate	0.1	0.4	(75.0)%	—	(75.0)%
Eliminations(1)	(1.3)	(1.5)	13.3%	—	13.3%
MCBC Consolidated Total	$1,005.7	$1,188.5	(15.4)%	$(143.3)	(3.3)%
(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Three Months Ended
	June 30, 2015	June 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$205.5	$190.1	8.1%	$—	8.1%
Canada	106.1	120.8	(12.2)%	(10.7)	(3.3)%
Europe	49.0	84.5	(42.0)%	(7.1)	(33.6)%
MCI	(12.2)	(3.7)	(229.7)%	(1.1)	(200.0)%
Corporate	(58.4)	(62.4)	6.4%	2.0	3.2%
MCBC Consolidated Total	$290.0	$329.3	(11.9)%	$(16.9)	(6.8)%

Non-GAAP: Underlying Pretax Income (In millions)

	Three Months Ended
	June 30, 2015	June 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$205.5	$190.3	8.0%	$—	8.0%
Canada	114.3	120.9	(5.5)%	(11.8)	4.3%
Europe	68.1	86.8	(21.5)%	(11.5)	(8.3)%
MCI	(5.8)	(3.7)	(56.8)%	(1.1)	(27.0)%
Corporate	(54.2)	(63.5)	14.6%	2.0	11.5%
MCBC Consolidated Total	$327.9	$330.8	(0.9)%	$(22.4)	5.9%

U.S. GAAP: Net Sales (In millions)

	Six Months Ended
	June 30, 2015	June 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
Canada	$758.4	$863.6	(12.2)%	$(96.4)	(1.0)%
Europe	882.7	1,067.0	(17.3)%	(130.2)	(5.1)%
MCI	66.3	75.9	(12.6)%	(7.9)	(2.2)%
Corporate	0.5	0.7	(28.6)%	—	(28.6)%
Eliminations(1)	(2.2)	(2.7)	18.5%	—	18.5%
MCBC Consolidated Total	$1,705.7	$2,004.5	(14.9)%	$(234.5)	(3.2)%
(1)	Reflects intercompany sales from Europe to MCI, and the offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

U.S. GAAP: Pretax Income (In millions)

	Six Months Ended
	June 30, 2015	June 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$334.8	$312.9	7.0%	$—	7.0%
Canada	137.0	209.1	(34.5)%	(13.4)	(28.1)%
Europe	44.9	111.5	(59.7)%	(5.9)	(54.4)%
MCI	(17.6)	(6.7)	(162.7)%	(2.7)	(122.4)%
Corporate	(115.6)	(127.9)	9.6%	0.6	9.1%
MCBC Consolidated Total	$383.5	$498.9	(23.1)%	$(21.4)	(18.8)%

Non-GAAP: Underlying Pretax Income (In millions)

	Six Months Ended
	June 30, 2015	June 30, 2014	Reported % Increase (Decrease)	Foreign Exchange Impact ($)	Constant Currency % Increase (Decrease)
MillerCoors (42% portion)	$334.8	$313.4	6.8%	$—	6.8%
Canada	145.2	156.2	(7.0)%	(14.5)	2.2%
Europe	72.6	103.0	(29.5)%	(10.9)	(18.9)%
MCI	(11.2)	(6.7)	(67.2)%	(2.7)	(26.9)%
Corporate	(111.5)	(128.6)	13.3%	0.6	12.8%
MCBC Consolidated Total	$429.9	$437.3	(1.7)%	$(27.5)	4.6%

Constant currency is a non-GAAP measure utilized by Molson Coors management to measure performance excluding the impact of foreign currency movements. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar or other currencies used in operations, we utilize a constant currency measure as an additional metric to evaluate the underlying performance of each business without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange on net sales, pretax income and non-GAAP underlying pretax income using the following steps:

1.	Multiply our current period local currency operating results (that also include the impact of the comparable prior-period currency hedging activities) by the weighted average foreign exchange rates used to translate the financial statements in the comparable prior year period. The result is the current-period operating results in U.S. dollars, as if foreign exchange rates had not changed from the prior-year period.

2.	Subtract the result in #1 from the unadjusted current-period reported operating result in U.S. dollars (U.S. GAAP measure). This difference reflects the impact of foreign currency translational gains/losses included in the current-period results.

3.	Determine the amount of actual non-operating foreign currency gains/losses realized as a result of hedging activities and activities transacted in a currency other than the functional currency of each legal entity.

4.	Add the results of steps 2 and 3 above. This sum equals the total impact of foreign currency translational gains/losses and realized gains/losses from foreign currency transactions. This is the value shown in the “Foreign Exchange $ Impact” column within the table above.

Worldwide Beer Volume Molson Coors Brewing Company and Subsidiaries Table 8: Worldwide Beer Volume (In millions of hectoliters) (Unaudited)

	Three Months Ended
	June 30, 2015	June 30, 2014	% Change
Financial Volume	8.623	8.726	(1.2)%
Royalty Volume(1)	0.485	0.464	4.5%
Owned Volume	9.108	9.190	(0.9)%
Proportionate Share of Equity Investment STR(2)	7.145	7.384	(3.2)%
Total Worldwide Beer Volume	16.253	16.574	(1.9)%
(1)	Includes MCI segment royalty volume that is primarily in Russia, Ukraine and Mexico, and Europe segment royalty volume in Republic of Ireland.

(2)	Reflects the addition of Molson Coors Brewing Company's proportionate share of equity method investments sales-to-retail for the periods presented.

U.S. GAAP Measures Molson Coors Brewing Company and Subsidiaries Table 9: Condensed Consolidated Statements of Operations ($ In millions, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Volume in hectoliters	8.623	8.726	14.255	14.639
Sales	$1,433.0	$1,685.9	$2,436.2	$2,864.2
Excise taxes	(427.3)	(497.4)	(730.5)	(859.7)
Net sales	1,005.7	1,188.5	1,705.7	2,004.5
Cost of goods sold	(579.9)	(683.3)	(1,034.7)	(1,206.5)
Gross profit	425.8	505.2	671.0	798.0
Marketing, general and administrative expenses	(283.3)	(327.8)	(523.9)	(591.7)
Special items, net	(33.7)	(2.7)	(42.3)	49.8
Equity income in MillerCoors	205.5	190.1	334.8	312.9
Operating income (loss)	314.3	364.8	439.6	569.0
Interest income (expense), net	(30.6)	(36.2)	(59.8)	(71.6)
Other income (expense), net	6.3	0.7	3.7	1.5
Income (loss) from continuing operations before income taxes	290.0	329.3	383.5	498.9
Income tax benefit (expense)	(58.4)	(36.4)	(71.2)	(41.2)
Net income (loss) from continuing operations	231.6	292.9	312.3	457.7
Income (loss) from discontinued operations, net of tax	(0.3)	0.2	1.6	(1.7)
Net income (loss) including noncontrolling interests	231.3	293.1	313.9	456.0
Net (income) loss attributable to noncontrolling interests	(2.3)	(2.2)	(3.8)	(1.7)
Net income (loss) attributable to MCBC	$229.0	$290.9	$310.1	$454.3

Basic net income (loss) attributable to MCBC per share:
From continuing operations	$1.23	$1.57	$1.66	$2.47
From discontinued operations	—	—	0.01	(0.01)
Basic net income (loss) attributable to MCBC per share	$1.23	$1.57	$1.67	$2.46

Diluted net income (loss) attributable to MCBC per share:
From continuing operations	$1.23	$1.56	$1.65	$2.46
From discontinued operations	—	—	0.01	(0.01)
Diluted net income (loss) attributable to MCBC per share	$1.23	$1.56	$1.66	$2.45

Weighted average shares - basic	185.7	184.8	185.8	184.5
Weighted average shares - diluted	186.5	185.9	186.7	185.7

Dividends per share	$0.41	$0.37	$0.82	$0.74

Amounts attributable to MCBC
Net income (loss) from continuing operations	$229.3	$290.7	$308.5	$456.0
Income (loss) from discontinued operations, net of tax	(0.3)	0.2	1.6	(1.7)
Net income (loss) attributable to MCBC	$229.0	$290.9	$310.1	$454.3

Molson Coors Brewing Company and Subsidiaries Table 10: Canada Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Volume in hectoliters	2.150	2.303	3.680	3.866
Sales	$584.3	$677.1	$993.6	$1,132.7
Excise taxes	(139.4)	(160.6)	(235.2)	(269.1)
Net sales	444.9	516.5	758.4	863.6
Cost of goods sold	(238.1)	(285.2)	(437.4)	(501.9)
Gross profit	206.8	231.3	321.0	361.7
Marketing, general and administrative expenses	(95.4)	(111.9)	(180.1)	(207.9)
Special items, net	(8.2)	(0.1)	(8.2)	52.9
Operating income (loss)	103.2	119.3	132.7	206.7
Other income (expense), net	2.9	1.5	4.3	2.4
Income (loss) from continuing operations before income taxes	$106.1	$120.8	$137.0	$209.1

Molson Coors Brewing Company and Subsidiaries Table 11: Europe Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Volume in hectoliters(1)	5.995	6.061	9.793	10.146
Sales(1)	$801.4	$956.4	$1,361.1	$1,642.2
Excise taxes	(276.6)	(327.0)	(478.4)	(575.2)
Net sales(1)	524.8	629.4	882.7	1,067.0
Cost of goods sold	(310.9)	(373.5)	(547.8)	(659.5)
Gross profit	213.9	255.9	334.9	407.5
Marketing, general and administrative expenses	(146.2)	(169.6)	(263.4)	(295.8)
Special items, net	(19.1)	(2.3)	(27.7)	(2.8)
Operating income (loss)	48.6	84.0	43.8	108.9
Interest income, net	1.0	1.2	2.0	2.3
Other income (expense), net	(0.6)	(0.7)	(0.9)	0.3
Income (loss) from continuing operations before income taxes	$49.0	$84.5	$44.9	$111.5
(1)	Gross segment sales include intercompany sales to MCI consisting of $1.3 million of net sales and 0.017 million hectoliters and $2.2 million of net sales and 0.027 million hectoliters for the three and six months ended June 30, 2015, respectively. Gross segment sales include intercompany sales to MCI consisting of $1.5 million of net sales and 0.016 million hectoliters and $2.7 million of net sales and 0.029 million hectoliters for the three and six months ended June 30, 2014, respectively. The offset is included within MCI cost of goods sold. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 12: Molson Coors International Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Volume in hectoliters(1)	0.495	0.378	0.809	0.656
Sales	$48.5	$53.5	$83.2	$91.3
Excise taxes	(11.3)	(9.8)	(16.9)	(15.4)
Net sales	37.2	43.7	66.3	75.9
Cost of goods sold(2)	(27.7)	(27.4)	(46.9)	(48.2)
Gross profit	9.5	16.3	19.4	27.7
Marketing, general and administrative expenses	(15.6)	(20.0)	(30.2)	(34.4)
Special items, net	(6.4)	—	(6.4)	—
Operating income (loss)	(12.5)	(3.7)	(17.2)	(6.7)
Other income (expense), net	0.3	—	(0.4)	—
Income (loss) from continuing operations before income taxes	$(12.2)	$(3.7)	$(17.6)	$(6.7)
(1)	Excludes royalty volume of 0.427 million hectoliters and 0.723 million hectoliters for the three and six months ended June 30, 2015, and excludes royalty volume of 0.405 million hectoliters and 0.668 million hectoliters for the three and six months ended June 30, 2014, respectively.

(2)	Reflects gross segment amounts and for the three months ended June 30, 2015, and June 30, 2014, includes intercompany cost of goods sold from Europe of $1.3 million and $1.5 million, respectively. The six months ended June 30, 2015, and June 30, 2014, includes intercompany cost of goods sold from Europe of $2.2 million and $2.7 million, respectively. The offset is included within Europe net sales. These amounts are eliminated in the consolidated totals.

Molson Coors Brewing Company and Subsidiaries Table 13: Corporate Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Volume in hectoliters	—	—	—	—
Sales	$0.1	$0.4	$0.5	$0.7
Excise taxes	—	—	—	—
Net sales	0.1	0.4	0.5	0.7
Cost of goods sold	(4.5)	1.3	(4.8)	0.4
Gross profit	(4.4)	1.7	(4.3)	1.1
Marketing, general and administrative expenses	(26.1)	(26.3)	(50.2)	(53.6)
Special items, net	—	(0.3)	—	(0.3)
Operating income (loss)	(30.5)	(24.9)	(54.5)	(52.8)
Interest expense, net	(31.6)	(37.4)	(61.8)	(73.9)
Other income (expense), net	3.7	(0.1)	0.7	(1.2)
Income (loss) from continuing operations before income taxes	$(58.4)	$(62.4)	$(115.6)	$(127.9)

MillerCoors LLC (1) Table 14: MillerCoors Results of Operations ($ In millions) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Volume in hectoliters(2)	20.002	20.327	36.103	36.815
Sales	$2,514.3	$2,526.9	$4,540.1	$4,577.0
Excise taxes	(311.6)	(320.2)	(562.8)	(579.9)
Net sales	2,202.7	2,206.7	3,977.3	3,997.1
Cost of goods sold	(1,240.5)	(1,282.4)	(2,316.7)	(2,376.5)
Gross profit	962.2	924.3	1,660.6	1,620.6
Marketing, general and administrative expenses	(468.8)	(474.0)	(857.9)	(872.1)
Special items, net	—	(0.5)	—	(1.2)
Operating income	493.4	449.8	802.7	747.3
Interest income (expense), net	(0.4)	(0.3)	(0.7)	(0.6)
Other income (expense), net	3.1	2.9	4.4	3.2
Income before income taxes	496.1	452.4	806.4	749.9
Income tax expense	(1.6)	(1.4)	(2.7)	(3.3)
Net income	494.5	451.0	803.7	746.6
Net (income) loss attributable to noncontrolling interests	(7.3)	(5.8)	(11.9)	(10.2)
Net income attributable to MillerCoors	$487.2	$445.2	$791.8	$736.4
(1)	Economic ownership of MillerCoors is 58% held by SABMiller and 42% held by Molson Coors. See Table 6 for a reconciliation from Net Income Attributable to MillerCoors to Molson Coors Equity Income in MillerCoors, and to U.S. Segment Underlying Pretax Income (Non-GAAP).

(2)	Includes contract brewing and company-owned-distributor sales, which are excluded from our worldwide beer volume calculation.

Molson Coors Brewing Company and Subsidiaries Table 15: Condensed Consolidated Balance Sheets ($ In millions, except par value) (Unaudited)

	As of
	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$413.8	$624.6
Accounts receivable, net	595.1	527.7
Other receivables, net	90.5	94.0
Inventories:
Finished	175.5	135.3
In process	21.5	20.7
Raw materials	35.2	34.5
Packaging materials	12.1	11.7
Total inventories	244.3	202.2
Other current assets, net	105.3	103.2
Deferred tax assets	27.2	27.2
Total current assets	1,476.2	1,578.9
Properties, net	1,709.4	1,798.0
Goodwill	2,115.3	2,191.6
Other intangibles, net	5,373.3	5,755.8
Investment in MillerCoors	2,452.9	2,388.6
Deferred tax assets	51.2	58.2
Notes receivable, net	22.6	21.6
Other assets	196.3	203.6
Total assets	$13,397.2	$13,996.3
Liabilities and equity
Current liabilities:
Accounts payable and other current liabilities	$1,332.9	$1,305.0
Deferred tax liabilities	179.0	164.8
Current portion of long-term debt and short-term borrowings	832.4	849.4
Discontinued operations	5.2	6.1
Total current liabilities	2,349.5	2,325.3
Long-term debt	2,305.2	2,337.1
Pension and postretirement benefits	269.0	542.9
Deferred tax liabilities	739.0	784.3
Unrecognized tax benefits	25.3	25.4
Other liabilities	64.6	79.7
Discontinued operations	13.2	15.5
Total liabilities	5,765.8	6,110.2
Molson Coors Brewing Company stockholders' equity
Capital stock:
Preferred stock, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, $0.01 par value per share (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, $0.01 par value per share (authorized: 500.0 shares; issued: 171.5 shares and 169.9 shares, respectively)	1.7	1.7
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 2.9 shares, respectively)	108.3	108.5
Class B exchangeable shares, no par value (issued and outstanding: 16.9 shares and 17.6 shares, respectively)	634.8	661.5
Paid-in capital	3,937.2	3,871.2
Retained earnings	4,597.7	4,439.9
Accumulated other comprehensive income (loss)	(1,301.2)	(898.4)
Class B common stock held in treasury at cost (8.2 shares and 7.5 shares, respectively)	(371.4)	(321.1)
Total Molson Coors Brewing Company stockholders' equity	7,607.1	7,863.3
Noncontrolling interests	24.3	22.8
Total equity	7,631.4	7,886.1
Total liabilities and equity	$13,397.2	$13,996.3

Molson Coors Brewing Company and Subsidiaries Table 16: Condensed Consolidated Statements of Cash Flows ($ In millions) (Unaudited)

	Six Months Ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$313.9	$456.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	158.9	158.4
Amortization of debt issuance costs and discounts	2.6	4.2
Share-based compensation	8.1	12.1
(Gain) loss on sale or impairment of properties and other assets, net	(3.5)	3.0
Deferred income tax (benefit) expense	(9.5)	9.8
Equity income in MillerCoors	(334.8)	(312.9)
Distributions from MillerCoors	334.8	312.9
Equity in net (income) loss of other unconsolidated affiliates	(1.9)	(2.7)
Distributions from other unconsolidated affiliates	—	11.1
Excess tax benefits from share-based compensation	(7.6)	(3.2)
Unrealized (gain) loss on foreign currency fluctuations and derivative instruments, net	4.9	(3.2)
Change in current assets and liabilities (net of impact of business combinations) and other	(266.2)	(71.2)
(Gain) loss from discontinued operations	(1.6)	1.7
Net cash provided by (used in) operating activities	198.1	576.0
Cash flows from investing activities:
Additions to properties	(139.8)	(126.4)
Proceeds from sales of properties and other assets	7.5	4.1
Acquisition of businesses, net of cash acquired	(51.1)	—
Investment in MillerCoors	(758.1)	(764.4)
Return of capital from MillerCoors	692.9	691.9
Loan repayments	19.0	4.0
Loan advances	(26.1)	(3.3)
Other	(2.4)	—
Net cash used in investing activities	(258.1)	(194.1)
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	28.6	27.7
Excess tax benefits from share-based compensation	7.6	3.2
Dividends paid	(152.3)	(136.7)
Payments for purchase of treasury stock	(50.1)	—
Payments on long-term debt and capital lease obligations	(0.7)	(62.2)
Proceeds from short-term borrowings	27.9	20.9
Payments on short-term borrowings	(14.6)	(23.3)
Payments on settlement of derivative instruments	—	(65.2)
Net proceeds from (payments on) revolving credit facilities and commercial paper	67.2	(214.3)
Change in overdraft balances and other	(38.3)	126.8
Net cash provided by (used in) financing activities	(124.7)	(323.1)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(184.7)	58.8
Effect of foreign exchange rate changes on cash and cash equivalents	(26.1)	4.9
Balance at beginning of year	624.6	442.3
Balance at end of period	$413.8	$506.0

CONTACT:
Molson Coors Brewing Company
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Colin Wheeler, 303-927-2443
or
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